Exhibit 10.6

WALDEN FEDERAL SAVINGS AND LOAN ASSOCIATION
AMENDED AND RESTATED
EMPLOYEE STOCK OWNERSHIP PLAN

Effective as of January 1, 2007

WALDEN FEDERAL SAVINGS AND LOAN ASSOCIATION
AMENDED AND RESTATED
EMPLOYEE STOCK OWNERSHIP PLAN
CERTIFICATION

I, Stephen W. Dederick, Vice President and Chief Financial Officer of Walden Federal Savings and Loan Association, hereby certify that the attached Walden Federal Savings and Loan Association Amended and Restated Employee Stock Ownership Plan, effective January 1, 2007, was adopted at a duly held meeting of the Board of Directors of Walden Federal Savings and Loan Association.

WALDEN FEDERAL SAVINGS AND LOAN
ASSOCIATION

By:	/s/ Stephen W. Dederick
Stephen W. Dederick
Vice President and Chief Financial Officer

Date:	January 15, 2009

Walden Federal Savings and Loan Association
Amended and Restated
Employee Stock Ownership Plan

SECTION 14 Top-Heavy Provisions		41
Section 14.01	Top-Heavy Provisions.	41
Section 14.02	Plan Modifications Upon Becoming Top-Heavy.	42

SECTION 1
Introduction

Section 1.01       Nature of the Plan.

Effective as of January 1, 2007 (the “Effective Date”), Walden Federal Savings and Loan Association (the “Bank”) hereby establishes the Amended and Restated Walden Federal Savings and Loan Association Employee Stock Ownership Plan (the “Plan”) to enable Eligible Employees (as defined in Section 2.01(o) of the Plan) to acquire stock ownership interests in Hometown Bancorp, Inc. (the “Company”), the holding company of the Bank.  The Bank intends this Plan to be a tax-qualified stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Sections 409 and 4975(e)(7) of the Code.  The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA and Sections 409(l) and 4975(e)(8) of the Code.  Accordingly, the Plan and Trust Agreement (as defined in Section 2.01(mm) of the Plan) shall be interpreted and applied in a manner consistent with the Bank’s intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.

The Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”),  the Pension Protection Act of 2006 ( “PPA”), the final regulations issued under Code Section 415, and the HEART Act of 2008.  The provisions related to EGTRRA, PPA, Code Section 415, and the HEART Act of 2008 are intended as good faith compliance with such laws and the guidance issued thereunder.  To the extent any provision of the Plan was operated according to an effective date earlier than as required by law, then such date shall be the effective date with respect to that provision of the Plan.

Section 1.02        Employers and Affiliates.

The Bank and each of its Affiliates (as defined in Section 2.01(c) of the Plan) that, with the consent of the Bank, adopt the Plan pursuant to the provisions of Section 12.01 of the Plan are collectively referred to as the “Employers” and individually as an “Employer.”  The Plan shall be treated as a single plan with respect to all participating Employers.

SECTION 2
Definitions

Section 2.01        Definitions.

In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a)	“Account” or “Accounts” mean a Participant’s or Beneficiary’s Company Stock Account and/or his Other Investments Account, as the context so requires.

(b)
“Acquisition Loan” means a loan or other extension of credit, including an installment obligation to a “party in interest” (as defined in Section 3(14) of ERISA) incurred by the Trustee in connection with the purchase of Company Stock.

(c)
“Affiliate” means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term “Affiliate” shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.

(d)
“Bank” means Walden Federal Savings and Loan Association, and any entity that succeeds to the business of Walden Federal Savings and Loan Association and adopts this Plan in accordance with the provisions of Section 12.02 of the Plan, or by written agreement assumes the obligations of the Plan.

(e)	“Beneficiary” means the person(s) entitled to receive benefits under the Plan following a Participant’s death, pursuant to Section 7.03 of the Plan.

(f)	“Change in Control” means any one of the following events occurs:

(i)
Merger:  The Bank or the Company merges into or consolidates with another entity, or merges another entity into the Bank or the Company and, as a result, less than a majority of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were shareholders of the Bank immediately before the merger or consolidation;

(ii)
Acquisition of Significant Share Ownership:  There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (ii) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(iii)
Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Bank’s or the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Bank’s or the Company’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(iv)	Sale of Assets: The Bank or the Company sells to a third party all or substantially all of its assets.

Notwithstanding anything in this Plan to the contrary, in no event shall the reorganization of the Bank to the full stock holding company form of organization (including the elimination of the mutual holding company) constitute a “Change in Control” for purposes of this Plan.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means the individual(s) responsible for the administration of the Plan in accordance with Section 9 of the Plan.

(i)	“Company” means Hometown Bancorp, Inc. and any entity which succeeds to the business of Hometown Bancorp, Inc.

(j)	“Company Stock” means shares of the voting common stock or preferred stock, meeting the requirements of Section 409 of the Code and Section 407(d)(5) of ERISA, issued by the Company or its Affiliates.

(k)	“Company Stock Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund invested in Company Stock.

(l)
“Compensation” means an Employee’s wages as reported on Form W-2 for federal tax purposes and paid during the Plan Year by the Employer.  Compensation shall also include the amounts of any Employer contributions made pursuant to a salary reduction agreement entered into by the Participant and not includible in the gross income of the employee under Sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h) or 457 of the Code.  Compensation shall exclude severance pay and accrued vacation pay received after a Participant separates from the service of the Company or an Affiliate.  A Participant’s Compensation shall not exceed $230,000 (as periodically adjusted pursuant to Section 401(a)(17) of the Code).  If the Plan Year for which a Participant’s Compensation is measured is less than twelve (12) calendar months, then the amount of Compensation taken into account for such Plan Year shall be the adjusted amount for such Plan Year, as prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12).  In determining the dollar limitation hereunder, Compensation received from an Affiliate shall be recognized as Compensation.

(m)
“Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders the Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Act.  The Disability of a Participant shall be determined by the Plan Administrator, in its sole discretion.

(n)	“Effective Date” means January 1, 2007.

(o)	“Eligible Employee” means any Employee who is not precluded from participating in the Plan by reason of the provisions of Section 3.02 of the Plan.

(p)
“Employee” means any person who is actually performing services for the Employer or an Affiliate in a common-law, employer-employee relationship as determined under Sections 31.3121(d)-1, 31.3306(i)-1, or 31.3401(c)-1 of the Treasury Regulations and any “Leased Employee” as defined in Section 3.02(b) of this Plan.

(q)
“Employer” or “Employers” means the Bank and any of its Affiliates that adopt the Plan in accordance with the provisions of Section 12.01 of the Plan, and any entity which succeeds to the business of the Bank or its Affiliates and which adopts the Plan in accordance with the provisions of Section 12.02 of the Plan, or by written agreement assumes the obligations under the Plan.

(r)	“Entry Date” means the first day of the month following the date the Employee satisfies the requirements for participation under Section 3.01 of the Plan.

(s)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)
“Financed Shares” means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan, which shall constitute “qualifying employer securities” under Section 409(l) of the Code and any shares of Company Stock received upon conversion or exchange of such shares.

(v)	“Highly Compensated Employee” means an Employee who, for a particular Plan Year, satisfies one of the following conditions:

(i)	was a “5-percent owner” (as defined in Section 414(q)(2) of the Code) during the year or the preceding year, or

(ii)
for the preceding year, had “compensation” (as defined in Section 414(q)(4) of the Code) from the Bank and its Affiliates exceeding the limit in Section 414(q)(1) of the Code ($100,000 for Plan Years beginning January 1, 2007).

(w)	“Hours of Service” means:

(i)	Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

(ii)
Each hour for which an Employee is paid, or entitled to payment, for a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Notwithstanding the preceding sentence, no credit shall be given to the Employee for:

(A)	more than 501 hours under this clause (ii) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period);

(B)
an hour for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s or workmen’s compensation, unemployment, or disability insurance laws; or

(C)	an hour or a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

(iii)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that hours credited under either clause (i) or (ii) above shall not also be credited under this clause (iii).  Crediting of hours for back pay awarded or agreed to with respect to periods described in clause (ii) above will be subject to the limitations set forth in that clause.

The crediting of Hours of Service shall be determined by the Committee in accordance with the rules set forth in Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.  If an Employer finds it impracticable to count actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly period in which he has at least one Hour of Service.  However, an Employee shall be credited with Hours of Service only for his normal working hours during a paid absence.  Hours of Service shall be credited for employment with an Affiliate.

For purposes of determining whether an Employee has incurred a One Year Break in Service and for vesting and participation purposes, if an Employee begins a maternity/paternity leave of absence described in Section 411(a)(6)(E)(i) of the Code, his Hours of Service shall include the

Hours of Service that would have been credited to him if he had not been so absent (or 45 Hours of Service for each week of such absence if the actual Hours of Service cannot be determined).  An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which his absence begins (if such crediting will prevent him from incurring a One Year Break in Service in such Plan Year) or, in all other cases, in the following Plan Year.  An absence from employment for maternity or paternity reasons means an absence:

(i)	by reason of pregnancy of the Employee,

(ii)	by reason of the birth of a child of the Employee,

(iii)	by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

(iv)	for purposes of caring for such child for a period beginning immediately following such birth or placement.

(y)	“Loan Suspense Account” means that portion of the Trust Fund consisting of Company Stock acquired with an Acquisition Loan which has not yet been allocated to the Participants’ Accounts.

(z)	“Normal Retirement Age” means age 65.

(aa)	“Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s attainment of Normal Retirement Age.

(bb)	“One Year Break in Service” means a twelve (12) consecutive month period during which the Participant does not complete more than 500 Hours of Service.

(cc)	“Other Investments Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.

(dd)	“Participant” means any Eligible Employee who has become a Participant in accordance with Section 3.01 of the Plan or any other person with an Account balance under the Plan.

(ee)	“Plan” means the Walden Federal Savings and Loan Association Employee Stock Ownership Plan, as amended from time to time.

(ff)	“Plan Year” means the calendar year.

(gg)
“Qualified Military Service” means any period of duty on a voluntary or involuntary basis in the United States Armed Forces, the Army National Guard and Air National Guard when engaged in active duty for training, inactive duty for training or full-time National Guard duty, the commissioned corps of the Public Health Service and any other category of persons designated by the President of the United States in time of war or emergency.  Such periods of duty shall include active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty and absence from employment for an examination to determine fitness for such duty.

(hh)	“Recognized Absence” means a period for which:

(i)	an Employer grants an Employee a leave of absence for a limited period of time, but only if an Employer grants such leaves of absence on a nondiscriminatory basis to all Eligible Employees; or

(ii)	an Employee is temporarily laid off by an Employer because of a change in the business conditions of the Employer; or

(iii)
an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 and the Uniformed Services Employment and Reemployment Rights Act of 1994.

(ii)	“Retirement Date” means a Participant’s Normal Retirement Date.

(jj)	“Service” means employment with the Bank or an Affiliate.

(kk)
“Termination of Service” means the earlier of (a) the date on which an Employee’s Service is terminated by reason of his resignation, retirement, discharge, death or Disability or (b) the first anniversary of the date on which such Employee’s service is terminated for disability of a short-term nature or any other reason.  Service in the Armed Forces of the United States shall not constitute a Termination of Service but shall be considered to be a period of employment by the Employer provided (i) such military service is caused by war or other emergency or the Employee is required to serve under the laws of conscription in time of peace, (ii) the Employee returns to employment with the Employer within six (6) months following discharge from such military service and (iii) such Employee is reemployed by the Employer at a time when the Employee had a right to reemployment at his former position or substantially similar position upon separation from such military duty in accordance with seniority rights as protected under the laws of the United States.  A leave of absence granted to an Employee by the Employer shall not constitute a Termination of Service provided that the Participant returns to the active service of the Employer at the expiration of any such period for which leave has been granted.  Notwithstanding the foregoing, an Employee who is absent from service with the Employer beyond the first anniversary of the first date of his absence for maternity or paternity reasons set forth in Section 2.01 of the Plan shall incur a Termination of Service for purposes of the Plan on the second anniversary of the date of such absence.

(ll)	“Treasury Regulations” mean the regulations promulgated by the Department of the Treasury under the Code.

(mm)       “Trust” means the Walden Federal Savings and Loan Association Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.

(nn)	“Trust Agreement” means the trust agreement establishing the Trust.

(oo)	“Trust Fund” means the assets held in the Trust for the benefit of Participants and their Beneficiaries.

(pp)	“Trustee” means the trustee or trustees from time to time in office under the Trust Agreement.

(qq)
“Valuation Date” means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust Participants’ Accounts accordingly.

(rr)	“Valuation Period” means the period following a Valuation Date and ending with the next Valuation Date.

(ss)	“Year of Service” shall mean a Plan Year in which an Employee is credited with at least 1,000 Hours of Service.

SECTION 3
Eligibility and Participation

Section 3.01        Participation.

(a)
All Eligible Employees who have attained age 21 and are employed by the Employer as of the close of the Company’s minority stock offering (the “Offering Date”) shall enter the Plan and become Participants as of the Effective Date.

(b)	An Eligible Employee who is first employed by an Employer after the Offering Date shall become a Participant in the Plan upon satisfying the following requirements:

(i)           The Eligible Employee is at least 21 years of age; and

(ii)	has completed one Year of Service.

(c)
An Eligible Employee who has satisfied the eligibility requirements of Section 3.01(b) shall enter the Plan and become a Participant on the earlier of the Effective Date or the Entry Date coincident with or next following the date he satisfies such requirements.

Section 3.02        Certain Employees Ineligible.

The following Employees are ineligible to participate in the Plan:

(a)	Employees covered by a collective bargaining agreement between the Employer and the Employee’s collective bargaining representative if:

(i)	retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

(ii)	the collective bargaining agreement does not expressly provide that Employees of such unit be covered under the Plan;

(b)
“Leased Employees” who, pursuant to an agreement between the Employer and any other person, including a leasing organization or temporary agency, have performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the Employer;

(c)	Employees who are nonresident aliens and who receive no earned income from an Employer which constitutes income from sources within the United States; and

(d)	Employees of an Affiliate of the Bank that has not adopted the Plan pursuant to Sections 12.01 or 12.02 of the Plan.

Section 3.03        Transfer to and from Eligible Employment.

(a)	If an Employee ineligible to participate in the Plan by reason of Section 3.02 of the Plan transfers to employment as an Eligible Employee, he shall enter the Plan as of the later of:

(i)           the first Entry Date after the date of transfer, or

(ii)	the first Entry Date on which he could have become a Participant pursuant to Section 3.01 of the Plan if his prior employment with the Employer or Affiliate had been as an Eligible Employee.

(b)
If a Participant transfers to an employment position that makes him ineligible to participate in the Plan as of the date of such transfer, he shall cease active participation in the Plan as of such date and his transfer shall be treated for all purposes under the Plan in the same manner as any other Termination of Service.

Section 3.04        Participation after Reemployment.

(a)
If an Employee incurs a One Year Break in Service prior to satisfying the eligibility requirements of Section 3.01 of the Plan, Service prior to such One Year Break in Service shall be disregarded and the Employee must satisfy the eligibility requirements of Section 3.01 as a new Employee.

(b)
If an Employee incurs a One Year Break in Service after satisfying the eligibility requirements of Section 3.01 of the Plan and again performs an Hour of Service, the Employee shall receive credit for Service prior to his One Year Break in Service and shall be eligible to participate in the Plan immediately upon reemployment, provided the Employee is not excluded from participation under the provisions of Section 3.02 of the Plan.

Section 3.05       Participation Not Guarantee of Employment.

Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Bank or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the Plan.

SECTION 4
Contributions

Section 4.01        Employer Contributions.

(a)
Discretionary Contributions  Each Plan Year, each Employer, in its discretion, may make a contribution to the Trust.  Each Employer making a contribution for any Plan Year under this Section 4.01(a) will contribute to the Trustee cash equal to, or Company Stock or other property having an aggregate fair market value equal to, such amount as the Board of Directors of the Employer shall determine by resolution.  Notwithstanding the Employer’s discretion with respect to the medium of contribution, an Employer shall not make a contribution in any medium which would make such contribution a prohibited transaction (for which no exemption is provided) under Section 406 of ERISA or Section 4975 of the Code.

(b)
Employer Contributions for Acquisition Loans. Each Plan Year, the Employers shall, subject to any regulatory prohibitions, contribute an amount of cash sufficient to enable the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan pursuant to the terms of the Acquisition Loan.  The Employers’ obligation to make contributions under this Section 4.01(b) shall be reduced to the extent of any investment earnings attributable to such contributions, any cash dividends paid with respect to Company Stock held by the Trustee in the Loan Suspense Account and earnings on said dividends.  If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.01(b) is to be applied.

Section 4.02        Limitations on Contributions.

In no event shall an Employer’s contribution(s) made under Section 4.01 of the Plan for any Plan Year exceed the lesser of:

(a)	The maximum amount deductible under Section 404 of the Code by that Employer as an expense for Federal income tax purposes; and

(b)	The maximum amount which can be credited for that Plan Year in accordance with the allocation limitation provisions of Section 5.05 of the Plan.

Section 4.03        Acquisition Loans.

The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, shall not be payable on demand, except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan.  An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible securities within the provisions of Section 54.4975-7(b) of the Treasury Regulations.  No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets.  Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan.  The released Financed Shares shall be allocated to Participants’ Accounts in accordance with the provisions of Sections 5.04 or 5.08 of the Plan, whichever is applicable.  Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.01(b) of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated.  Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Accounts of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee.  The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Account for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bears to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payment of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 5.05 of the Plan.

Section 4.04       Conditions as to Contributions.

In addition to the provisions of Section 12.03 of the Plan for the return of an Employer’s contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the Employer originally made such contribution, or within one year after its nondeductibility has been finally determined.  However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust in order that the balance credited to each Participant Account is not less than it would have been if the contribution had never been made by the Employer.

Section 4.05        Employee Contributions.

Employee contributions are neither required nor permitted under the Plan.

Section 4.06        Rollover Contributions.

Rollover contributions to the Plan of assets from other tax-qualified retirement plans are not permitted under the Plan.

Section 4.07        Trustee-to-Trustee Transfers.

Trustee-to-trustee transfers of assets from other tax-qualified retirement plans are not permitted under the Plan.

SECTION 5
Plan Accounting

Section 5.01        Accounting for Allocations.

The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for the purpose of making allocations to Participants’ Accounts as provided for in this Section 5.  The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant’s Company Stock Account.  The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan.  From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA.  In accordance with Section 9 of the Plan, the Committee may delegate the responsibility for maintaining Accounts and records.

Section 5.02        Maintenance of Participants’ Company Stock Accounts.

As of each Valuation Date, the Committee shall adjust the Company Stock Account of each Participant to reflect activity during the Valuation Period as follows:

(a)	First, charge to each Participant’s Company Stock Account all distributions and payments made to the Participant that have not been previously charged;

(b)
Next, credit to each Participant’s Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from the Participant’s Other Investments Account, and adjust such Other Investments Account in accordance with the provisions of Section 5.03 of the Plan;

(c)
Next, credit to each Participant’s Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.03 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section 5.04 of the Plan; and

(d)
Finally, credit to each Participant’s Company Stock Account the shares of Company Stock released from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.09 of the Plan.

Section 5.03        Maintenance of Participants’ Other Investments Accounts.

Except as otherwise provided for under Section 5.08 of the Plan, as of each Valuation Date, the Committee shall adjust the Other Investments Account of each Participant to reflect activity during the Valuation Period as follows:

(a)	First, charge to each Participant’s Other Investments Account all distributions and payments made to the Participant that have not previously been charged;

(b)	Next, if Company Stock is purchased with assets from a Participant’s Other Investments Account, charge the Participant’s Other Investments Account accordingly;

(c)
Next, subject to the dividend provisions of Section 5.09 of the Plan, credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s Company Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any Acquisition Loan.  Subject to the provisions of Section 5.09 of the Plan, cash dividends that have not been used to repay any Acquisition Loan and have been credited to a Participant’s Other Investments Account shall be applied by the Trustee to purchase shares of Company Stock, which shares shall then be credited to the Company Stock Account of such Participant.  The Participant’s Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock.  In addition, any earnings on:

(i)	Participants’ Other Investments Accounts will be allocated to Accounts, pro rata, based on Participants’ Other Investments Account balances as of the first day of the Valuation Period, and

(ii)
the Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants’ Other Investments Accounts, pro rata, based on their Other Investments Account balances as of the first day of the Valuation Period;

(d)
Next, allocate and credit the Employer contributions made pursuant to Section 4.01(b) of the Plan for the purpose of repaying any Acquisition Loan, in accordance with Section 5.04 of the Plan.  Such amount shall then be used to repay any Acquisition Loan and such Participant’s Other Investments Account shall be charged accordingly; and

(e)
Finally, allocate and credit the Employer contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash (or property other than Company Stock) for the Plan Year to the Other Investments Account of each Participant in accordance with Section 5.04 of the Plan.

Section 5.04        Allocation and Crediting of Employer Contributions.

(a)	Except as otherwise provided for in Sections 5.08 and 5.09 of the Plan, as of the Valuation Date for each Plan Year:

(i)
Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan shall be allocated and credited to each Active Participant’s (as defined in paragraph (b) of this Section 5.04) Company Stock Account based on the ratio that each Active Participant’s Compensation for the Plan Year bears to the aggregate Compensation of all Active Participants for the Plan Year, and then

(ii)
The cash contributions not used to repay an Acquisition Loan and any other property contributed for that year shall be allocated and credited to each Active Participant’s Other Investments Account based on the ratio determined by comparing each Active Participant’s Compensation for the Plan Year to the aggregate Compensation of all Active Participants for the Plan Year.

(b)	For purposes of this Section 5.04, the term “Active Participant” means those Eligible Employees who:

(i)	are employed on the last day of the Plan Year and have completed 1,000 Hours of Service during the Plan Year; or

(ii)	terminated employment during the Plan Year by reason of death, Disability, or attainment of their Normal Retirement Date.

Section 5.05       Limitations on Allocations.

(a)
In General.  Subject to the provisions of this Section 5.05, Section 415 of the Code shall be incorporated by reference into the terms of the Plan.  No allocation shall be made under Section 5.04 of the Plan that would result in a violation of Section 415 of the Code.

(b)	Code Section 415 Compensation. For purposes of this Section 5.05, Compensation shall be adjusted to reflect the general rule of Section 1.415-2(d) of the Treasury Regulations.

Effective for the limitation years beginning on and after July 1, 2007, “415 Compensation” shall mean:

(a)          Wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source.

(b)           Any elective deferral as defined in Code Section 402(g)(3) (any Employer contributions made on behalf of a Participant to the extent not includible in gross income and any Employer contributions to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in gross income of the Participant by reason of Code Section 125 (including any “deemed” Code Section 125 compensation), Code Section 457 or 132(f)(4) shall also be included in the definition of 415 Compensation.

(c)           415 Compensation shall also include the following types of compensation paid after a Participant’s Termination of Service with the Employer, provided that amounts described in paragraph (i) below shall only be included in 415 Compensation to the extent such amounts are paid by the later of 2½ months after Termination of Service, or by the end of the limitation year that includes the date of such Termination of Service.

(i)           Regular Pay.  415 Compensation shall include regular pay after Termination of Service if (a) the payment is for regular compensation for services during the Participant’s regular working hours, or compensation for services outside of the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (b) the payment would have been paid to the Participant prior to Termination of Service if the Participant had continued in employment with the Employer.

(d)
Salary Continuation Payments for Qualified Military Service. Effective January 1, 2009, 415 Compensation  shall include payments to an individual who does not currently perform services for the Employer by reason of Qualified Military Service (as defined in Code Section 414(u)(1)), to the extent that those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service.

(e)           415 Compensation in excess of $230,000 (as indexed) shall be disregarded for all Participants.  For purposes of this sub-section, the $230,000 limit shall be referred to as the “applicable limit” for the Plan Year in question.  The $230,000 limit shall be adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code, effective for the Plan Year which begins within the applicable calendar year.  For purposes of the applicable limit, 415 Compensation shall be prorated over short Plan Years and only compensation for the portion of the Plan Year during which the individual was a Participant shall be taken into account.

(c)	Limitation Year. The “limitation year” (within the meaning of Section 415 of the Code) shall be the calendar year.

(d)
Multiple Defined Contribution Plans.  In any case where a Participant also participates in another defined contribution plan of the Bank or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Section 401(k) of the Code, shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan.

(e)
Excess Allocations.  If, after applying the allocation provisions under Section 5.04 of the Plan, allocations under Section 5.04 of the Plan would otherwise result in a violation of Section 415 of the Code, the Committee shall allocate and reallocate Employer contributions to other Participants in the Plan for the limitation year or, if such allocation and reallocation causes the limitations of Section 415 of the Code to be exceeded, shall hold excess amounts in an unallocated suspense account for allocation in a subsequent Plan Year in accordance with Section 1.415-6(b)(6)(i) of the Treasury Regulations.  Such suspense account, if permitted, will be credited before any allocation of contributions for subsequent limitation years.  Notwithstanding the foregoing, effective for limitation years beginning on and after July 1, 2007, if allocations and reallocations of Employer contributions to Participants in the Plan causes the limitations of Section 415 of the Code to be exceeded, such excess amounts shall be corrected in accordance with the Employee Plans Compliance Resolution System (EPCRS) set forth in Revenue Procedure 2008-50 or any superseding guidance.

(f)
Allocations Pursuant to Section 5.08.  For purposes of this Section 5.05, no amount credited to any Participant’s Account pursuant to Section 5.08 of the Plan shall be counted as an “annual addition” for purposes of Section 415 of the Code.  In the event any amount cannot be allocated to Affected Participants (as defined in Section 5.08 of the Plan) under the Plan pursuant to Section 5.08 of the Plan in the year of a Change in Control, the amount which may not be so allocated in the year of the Change in Control shall be treated in accordance with paragraph (e) of this Section 5.05.  Notwithstanding the foregoing, “annual additions” for purposes of this Plan shall be determined in accordance with Treasury Regulation Sections 1.415(c)-1.  Moreover, for limitation years beginning on and after July 1, 2007, in the event Company Stock is released from the Loan Suspense Account and allocated to a Participant’s Account for a particular Plan

Year, the Employer may determine for such year that an annual addition shall be calculated on the basis of the fair market value of the Company Stock so released and allocated (such fair market value to be based on the value as of the last Valuation Date of the Plan Year for which the Stock is released) if the annual addition, as so calculated, is lower than the annual addition calculated on the basis of the Employer contribution.

(g)
Restorative Payments.  For limitation years beginning on and after July 1, 2007, annual additions to the Participant’s Account shall not include a restorative payment in accordance with Treasury Regulation Section 1.415(c)-1(b)(2)(C) that is made to restore losses to the Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under ERISA or other applicable federal and state law.

Section 5.06        Other Limitations.

Aside from the limitations set forth in Section 5.05 of the Plan, in no event shall more than one-third of the Employer contributions to the Plan be allocated to the Accounts of Highly Compensated Employees.  In order to ensure that such allocations are not made, the Committee shall, beginning with the Participants whose Compensation exceeds the limit then in effect under Section 401(a)(17) of the Code, reduce the amount of Compensation of such Highly Compensated Employees on a pro-rata basis per individual that would otherwise be taken into account for purposes of allocating benefits under Section 5.04 of the Plan.  If, in order to satisfy this Section 5.06, any such Participant’s Compensation must be reduced to an amount that is lower than the Compensation amount of the next highest paid (based on such Participant’s Compensation) Highly Compensated Employee (the “breakpoint amount”), then, for purposes of allocating benefits under Section 5.04 of the Plan, the Compensation of all concerned Participants shall be reduced to an amount not to exceed such breakpoint amount.

Section 5.07        Limitations as to Certain Section 1042 Transactions.

To the extent that a shareholder of Company Stock sells qualifying Company Stock to the Plan and elects (with the consent of the Bank) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or other dividends or other income attributable thereto) may accrue or be allocated during the non-allocation period (the ten (10) year period beginning on the later of the date of the sale of the qualified Company Stock, or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:

(a)	the selling shareholder;

(b)	the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or

(c)	any other person who owns, after application of Section 318(a) of the Code, more than twenty-five percent (25%) of:

(i)            any class of outstanding stock of the Company or any Affiliate, or

(ii)	the total value of any class of outstanding stock of the Company or any Affiliate.

For purposes of this Section 5.07, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.

Section 5.08        Allocations Upon Termination Prior to Satisfaction of Acquisition Loan.

(a)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Plan shall terminate as of the effective date of the Change in Control and, as soon as practicable thereafter, the Trustee shall repay in full any outstanding Acquisition Loan.  In connection with such repayment, the Trustee shall:  (i) apply cash, if any, received by the Plan in connection with the transaction constituting a Change in Control, with respect to the unallocated shares of Company Stock acquired with the proceeds of the Acquisition Loan, and (ii) to the extent additionally required to effect the repayment of the Acquisition Loan, obtain cash through the sale of any stock or security received by the Plan in connection with such transaction, with respect to such unallocated shares of Company Stock.  After repayment of the Acquisition Loan, all remaining shares of Company Stock held in the Loan Suspense Account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company Stock held in the Loan Suspense Account, shall be allocated among the Accounts of all Participants who were employed by an Employer on the date immediately preceding the effective date of the Change in Control.  Such allocations of shares or cash proceeds shall be credited as earnings for purposes of Section 5.05 of the Plan and Section 415 of the Code, as of the effective date of the Change in Control, to the Account of each Participant who is either in active Service with an Employer, or is on a Recognized Absence, on the date immediately preceding the effective date of the Change of Control (each an “Affected Participant”), in proportion to the opening balances in their Company Stock Accounts as of the first day of the current Valuation Period.  As of the effective date of a Change in Control, all Participant Accounts shall be fully vested and nonforfeitable.

(b)
In the event of a termination of the Plan in connection with a Change in Control, this Section 5.08 shall have no force and effect unless the price paid for the Company Stock in connection with a Change in Control is greater than the average basis of the unallocated Company Stock held in the Loan Suspense Account as of the date of the Change in Control.

Section 5.09        Dividends.

(a)
Stock Dividends.  Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among the Participants’ Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.

(b)	Cash Dividends on Allocated Shares. Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Company, either:

(i)	be credited to Participants’ Accounts in accordance with Section 5.03 of the Plan and invested as part of the Trust Fund;

(ii)	be distributed immediately to the Participants;

(iii)	be distributed to the Participants within ninety (90) days of the close of the Plan Year in which paid; or

(iv)	be used to repay principal and interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.

In addition to the alternatives specified in the preceding paragraph regarding the treatment of cash dividends paid with respect to shares of Company Stock credited to Participants’ Accounts, if authorized by the Committee for the Plan Year, a Participant may elect that cash dividends paid on Company Stock credited to the Participant’s Account shall either be:

(i)	paid to the Plan, reinvested in Company Stock and credited to the Participant’s Account;

(ii)	distributed in cash to the Participant; or

(iii)	distributed to the Participant within ninety (90) days of the close of the Plan Year in which paid.

Dividends subject to an election under this paragraph (and any Company Stock acquired therewith pursuant to a Participant’s election) shall at all times be fully vested.  To the extent the Committee authorizes dividend elections pursuant to this paragraph, the Committee shall establish policies and procedures relating to Participant elections and, if applicable, the reinvestment of cash dividends in Company Stock, which are consistent with guidance issued under Section 404(k) of the Code.

(c)
Cash Dividends on Unallocated Shares. Dividends on Company Stock held in the Loan Suspense Account received by the Trustee in the form of cash shall be applied as soon as practicable to payments of principal and interest under the Acquisition Loan incurred with the purchase of Company Stock.

(d)
Financed Shares.  Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock shall be allocated under Sections 5.03 and 5.04 of the Plan as follows:

(i)            First, Financed Shares with a fair market value at least equal to the dividends paid with respect to the Company Stock allocated to Participants’ Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date the dividend is declared by the Company; and

(ii)
Next, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.

SECTION 6
Vesting and Forfeitures

Section 6.01        Deferred Vesting in Accounts.

(a)	A Participant shall vest in his Accounts in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 2 years	0%
2	20%
3	40%
4	60%
5	80%
6 or more years	100%

(b)
For purposes of determining a Participant’s Years of Service under this Section 6.01, a Participant must be credited employment with the Bank or an Affiliate shall be deemed employment with the Employer.  For purposes of determining a Participant’s vested percentage in his Accounts, all Years of Service shall be included, beginning with the Employee’s initial service with the Employer.

Section 6.02       Immediate Vesting in Certain Situations.

(a)	Notwithstanding Section 6.01(a) of the Plan, a Participant shall become fully vested in his Accounts upon the earlier of:

(i)
termination of the Plan or upon the permanent and complete discontinuance of contributions by the Employer to the Plan; provided, however, that in the event of a partial termination of the Plan (which shall be determined by the Internal Revenue Service Commissioner based on the facts and circumstances of the particular case in accordance with Code Section 411(d)(3) and the corresponding Treasury Regulations issued thereunder), the interest of each Participant shall fully vest only with respect to that part of the Plan which is terminated;

(ii)	Termination of Service on or after the Participant’s Normal Retirement Date;

(iii)	a Change in Control; or

(iv)	Termination of Service by reason of death or Disability.

Notwithstanding the foregoing, Participants who die or suffer a Disability while performing Qualified Military Service shall be deemed to be fully vested, in accordance with the HEART Act of 2008.

Section 6.03        Treatment of Forfeitures.

(a)	If a Participant who is not fully vested in his Accounts terminates employment, that portion of his Accounts in which he is not vested shall be forfeited upon the earlier of:

(i)	the date the Participant receives a distribution of his entire vested benefits under the Plan, or

(ii)	the date the Participant incurs five (5) consecutive One Year Breaks in Service.

(b)
If a Participant who has terminated employment and has received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer prior to incurring five (5) consecutive One Year Breaks in Service, he shall have the portion of his Accounts which was previously forfeited restored to his Accounts, provided he repays to the Trustee within five (5) years of his subsequent employment date an amount equal to the previous distribution.  The amount restored to the Participant’s Account shall be credited to his Account as of the last day of the Plan Year in which the Participant repays the distributed amount to the Trustee and the restored amount shall come from other Employees’ forfeitures and, if such forfeitures are insufficient, from a special contribution by the Employer for that year.  If a Participant’s employment terminates prior to his Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of employment.

(c)
If a Participant who has terminated employment but has not received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer subsequent to incurring five (5) consecutive One Year Breaks in Service, any undistributed balance of his Accounts from his prior participation which was not forfeited shall be maintained as a fully vested subaccount within his Account.

(d)	If a portion of a Participant’s Account is forfeited, assets other than Company Stock must be forfeited before any Company Stock may be forfeited.

(e)	Forfeitures shall be reallocated among the other Participants in the Plan.

Section 6.04        Accounting for Forfeitures.

A forfeiture shall be charged to the Participant’s Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 6.03 of the Plan.  Except as otherwise provided in Section 6.03 of the Plan, a forfeiture shall be added to the contributions of the terminated Participant’s Employer which are to be credited to other Participants pursuant to Section 5 as of the last day of the Plan Year in which the forfeiture becomes certain.

Section 6.05        Vesting Upon Reemployment.

If a Participant incurs a One Year Break in Service and again performs an Hour of Service, such Participant shall receive credit, for purposes of Section 6.01 of the Plan, for his Years of Service prior to his One Year Break in Service.

SECTION 7
Distributions

Section 7.01        Distribution of Benefit Upon a Termination of Employment.

(a)
A Participant whose employment terminates for any reason shall receive the entire vested portion of his Accounts in a single payment on a date selected by the Committee; provided, however, that such date shall be on or before the 60th day after the end of the Plan Year in which the Participant’s employment terminated.  The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.  Subject to the provisions of Section 7.05 of the Plan, if the Committee so provides, a Participant may elect that his benefits be distributed to him in the form of Company Stock, cash, or some combination thereof.

(b)
Notwithstanding paragraph (a) of this Section 7.01, if the balance credited to a Participant’s Accounts is not more than $1,000, the vested portion of the Participant’s Accounts shall be paid in a lump sum on or before the 60th day after the end of the Plan Year in which the Participant’s employment terminated after allowing a Participant sufficient time within which to elect whether to receive the distribution in cash or in a direct rollover to an eligible retirement plan (as defined in Section 7.07 of the Plan).  If the Participant fails to make the election described in the preceding sentence within 180 days of receipt of the election materials (or such later time as may be specified therein), the Participant will be deemed to have elected to receive the distribution in cash.  If the balance credited to a Participant’s Accounts exceeds $1,000, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee.  Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Treasury Regulations that provides a general description of the material features of a lump sum distribution and the Participant’s right to defer receipt of his benefits under the Plan.  The notice shall be provided no less than 30 days and no more than 180 days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than 180 days from the date the Participant receives the notice.  However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Treasury Regulations is given, if:

(i)
the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

(c)
Notwithstanding the foregoing, unless a Participant elects to receive a distribution, the Committee shall have the right to transfer accounts of $1,000 or more, but not exceeding $5,000, in a direct rollover to an individual retirement plan designated by the Plan administrator in accordance with Code Section 401(a)(31)(B) and the regulations promulgated thereunder.

Section 7.02        Minimum Distribution Requirements.

With respect to all Participants, other than those who are “5% owners” (as defined in Section 416 of the Code), benefits shall be paid on the required beginning date which is no later than the April 1st of the later of:

(i)	the calendar year following the calendar year in which the Participant attains age 70 1/2, or

(ii)	the calendar year in which the Participant retires.

With respect to all Participants who are 5% owners within the meaning of Section 416 of the Code, such Participants’ benefits shall be paid no later than the April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

Section 7.03        Benefits on a Participant’s Death.

(a)
If a Participant dies before his benefits are paid pursuant to Section 7.01 of the Plan, the balance credited to his Accounts shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died.  If the Participant has not named a Beneficiary or his named Beneficiary should not survive him, then the balance in his Accounts shall be paid to his estate.  The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.

(b)
If a married Participant dies before his benefit payments begin, then, unless he has specifically elected otherwise, the Committee shall cause the balance in his Accounts to be paid to his spouse, as Beneficiary.  A married Participant may name an individual other than his spouse as Beneficiary provided that such election is accompanied by the spouse’s written consent which must:

(i)	acknowledge the effect of the election;

(ii)	explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the spouse’s further consent or that it may be changed without such consent; and

(iii)	must be witnessed by the Committee, its representative, or a notary public.

This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the spouse may not be located.

(c)
The Committee shall, from time to time, take whatever steps it deems appropriate to keep informed of each Participant’s marital status.  Each Employer shall provide the Committee with the most reliable information in the Employer’s possession regarding its Participants’ marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status.  The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant as to the Participant’s marital status.

Section 7.04        Delay in Benefit Determination.

If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this Section 7, the benefits shall in any event be paid within 60 days after they can first be determined.

Section 7.05        Options to Receive and Sell Company Stock.

(a)
Unless ownership of virtually all Company Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Company Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant’s entire vested interest in his Accounts in the form of Company Stock.  In that event, the Committee shall apply the Participant’s vested interest in his Other Investments Account to purchase sufficient Company Stock to make the required distribution.

(b)
Any Participant who receives Company Stock pursuant to this Section 7.05, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall have the right to require the Employer which issued the Company Stock to purchase the Company Stock for its current fair market value (hereinafter referred to as the “put right”).  The put right shall be exercisable by written notice to the Committee during the first 60 days after the Company Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Company Stock’s current fair market value.  If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Company Stock.  However, the put right shall not apply to the extent that the Company Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.

(c)
With respect to a put right, the Employer or the Trustee, as the case may be, may elect to pay for the Company Stock in equal periodic installments, not less frequently than annually, over a period not longer than five (5) years from the 30th day after the put right is exercised pursuant to paragraph (b) of this Section 7.05, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

(d)
Nothing contained in this Section 7.05 shall be deemed to obligate any Employer to register any Company Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Company Stock.  The put right described in this Section 7.05 may only be exercised by a person described in paragraph (b) of this Section 7.05, and may not be transferred with any Company Stock to any other person.  As to all Company Stock purchased by the Plan in exchange for any Acquisition Loan, the put right must be nonterminable.  The put right for Company Stock acquired through an Acquisition Loan shall continue with respect to such Company Stock after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan.  Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to any put, call or other option or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is then an employee stock ownership plan.

Section 7.06        Restrictions on Disposition of Company Stock.

Except in the case of Company Stock which is traded on an established market, a Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, divorce or separation from the Participant, or a rollover distribution described in

Section 402(c) of the Code, shall, prior to any sale or other transfer of the Company Stock to any other person, first offer the Company Stock to the issuing Employer and to the Plan at its current fair market value.  This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous.  Either the Employer or the Trustee may accept the offer within 14 days after it is delivered.  Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.06, as applicable, as well as any other restrictions upon the transfer of the Company Stock imposed by federal and state securities laws and regulations.

Section 7.07        Direct Transfer of Eligible Plan Distributions.

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee (as defined below) may elect to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below).  A “distributee” includes a Participant or former Participant.  In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.  A “distributee” shall also include any non-spouse beneficiary of the Participant.  For purposes of this Section 7.07, a “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(b)
To effect such a direct transfer, the distributee must notify the Committee that a direct rollover is desired and provide to the Committee sufficient information regarding the eligible retirement plan to which the payment is to be made.  Such notice shall be made in such form and at such time as the Committee may prescribe.  Upon receipt of such notice, the Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.

(c)
For purposes of this Section 7.07, an “eligible rollover distribution” shall have the meaning set forth in Section 402(c)(4) of the Code and any Treasury Regulations promulgated thereunder.  To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant’s Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten years or more.  Further, the term “eligible rollover distribution” shall not include any distribution required to be made under Section 401(a)(9) of the Code or, the portion of any distribution that is not includible in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to Company Stock).  Notwithstanding the foregoing, the non-taxable portion of the “eligible rollover distribution” can be rolled over to another tax-qualified plan or a Code Section 403(b) annuity, as long as the rollover is made in a direct trustee-to-trustee transfer, and the recipient tax qualified plan or the Code Section 403(b) annuity provides for separate accounting of the amounts transferred and the earnings on such amounts.   To the extent applicable under the Plan, “eligible rollover distributions” shall also not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

(d)
For purposes of this Section 7.07, an “eligible retirement plan” shall have the meaning set forth in Section 402(c)(8) of the Code and any Treasury Regulations promulgated thereunder.  To the extent such meaning is not consistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity or annuity plan described in Section 403(a) or Section 403(b) of the Code, (iv) a qualified trust described in Section 401(a) of the Code, (v) a governmental plan under Section 457 of the Code that accepts the distributee’s eligible rollover distribution; (vi) a deemed individual retirement account described in Code Section 408(q); and (vii) a Roth individual retirement account in accordance with Code Section 408A(e).  However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan means an individual retirement account or individual retirement annuity.

(e)
The Committee shall provide Participants or other distributees of eligible rollover distributions with a written notice designed to comply with the requirements of Code Section 402(f).  Such notice shall be provided within a reasonable period of time before making an eligible rollover distribution.  Such notice may be provided up to 180 days before the first day of the first period for which an amount is payable as an annuity or any other form.

SECTION 8
Voting of Company Stock and Tender Offers

Section 8.01        Voting of Company Stock.

(a)	In General. The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 8.01.

(b)	Allocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions.

(c)
Uninstructed and Unallocated Shares.  Shares of Company Stock which have been allocated to Participants’ Accounts but for which no written instructions have been received by the Trustee regarding voting shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock.  Shares of unallocated Company Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock.  Notwithstanding the preceding two sentences, all shares of Company Stock which have been allocated to Participants’ Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Company Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.

(d)
Voting Prior to Allocation.  In the event no shares of Company Stock have been allocated to Participants’ Accounts at the time Company Stock is to be voted, each Participant shall be deemed to have one share of Company Stock allocated to his Accounts for the sole purpose of providing the Trustee with voting instructions.

(e)
Procedure and Confidentiality.  Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting.  The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.

Section 8.02        Tender Offers.

In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth in Section 8.01 of the Plan regarding the voting of Company Stock.

SECTION 9
The Committee and Plan Administration

Section 9.01        Identity of the Committee.

The Committee shall consist of three or more individuals selected by the Bank.  Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee.  The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon ten (10) days’ written notice to such individual and any individual may resign from the Committee at any time without reason upon ten (10) days’ written notice to the Bank.  The Bank shall notify the Trustee of any change in membership of the Committee.

Section 9.02        Authority of Committee.

(a)
The Committee shall be the “plan administrator” within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically:

(i)	allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement;

(ii)	delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee; or

(iii)	allocated to other parties by operation of law.

(b)	The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.

(c)	The Committee shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided for in the Trust Agreement.

(d)
In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay such individuals reasonable compensation and expenses for their services rendered with respect to the operation or administration of the Plan, to the extent such payments are not otherwise prohibited by law.

Section 9.03       Duties of Committee.

(a)
The Committee shall keep whatever records may be necessary in connection with the maintenance of the Plan and shall furnish to the Employers whatever reports may be required from time to time by the Employers.  The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust.  The Committee shall see to the filing with the appropriate government agencies of all reports and returns required with respect to the Plan under ERISA, the Code and other applicable laws and regulations.

(b)
The Committee shall have exclusive responsibility and authority with respect to the Plan’s holdings of Company Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Company Stock and the creation and satisfaction of any Acquisition Loan to the extent such responsibilities are not set forth in the Trust Agreement.

(c)
The Committee shall at all times act consistently with the Bank’s long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Company Stock.  Subject to the direction of the Committee with respect to any Acquisition Loan pursuant to the provisions of Section 4.03 of the Plan, and subject to the provisions of Sections 7.05 and 11.04 of the Plan as to Participants’ rights under certain circumstances to have their Accounts invested in Company Stock or in assets other than Company Stock, the Committee shall determine, in its sole discretion, the extent to which assets of the Trust shall be used to repay any Acquisition Loan, to purchase Company Stock, or to invest in other assets selected by the Committee or an investment manager.  No provision of the Plan relating to the allocation or vesting of any interests in Company Stock or investments other than Company Stock shall restrict the Committee from changing any holdings of the Trust Fund, whether the changes involve an increase or a decrease in the Company Stock or other assets credited to Participants’ Accounts.  In determining the proper extent of the Trust Fund’s investment in Company Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable compensation and expenses to the extent such payments are not prohibited by law.

(d)
If the valuation of any Company Stock is not established by reported trading on a generally recognized public market, then the Committee shall have the exclusive authority and responsibility to determine the value of the Company Stock for all purposes under the Plan.  Such value shall be determined as of each Valuation Date and on any other date as of which the Trustee purchases or sells Company Stock in a manner consistent with Section 4975 of the Code and the Treasury Regulations issued thereunder.  The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm’s length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of Company Stock as determined by an independent appraiser (as defined in Section 401(a)(28)(c) of the Code).

Section 9.04       Compliance with ERISA and the Code.

The Committee shall perform all acts necessary to ensure the Plan’s compliance with ERISA and the Code.  Each individual member of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA and the Code.

Section 9.05        Action by Committee.

All actions of the Committee shall be governed by the affirmative vote of a majority of the total number of Committee members.  The members of the Committee may meet informally and may take any action without meeting as a group.

Section 9.06        Execution of Documents.

Any instrument to be executed by the Committee may be signed by any member of the Committee.

Section 9.07        Adoption of Rules.

The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper operation, administration and interpretation of the Plan.

Section 9.08       Responsibilities to Participants.

The Committee shall determine which Employees qualify to participate in the Plan.  The Committee shall furnish to each Eligible Employee whatever summary plan descriptions,

summary annual reports, and other notices and information that may be required under ERISA.  The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan.  The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or the Code (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the Trust.  The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with the terms of the Plan, applicable law, and the best interests of the individuals concerned.

Section 9.09        Alternative Payees in Event of Incapacity.

If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him.  The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 9.09, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

Section 9.10        Indemnification by Employers.

Except as separately agreed upon in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law, against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon the Committee or such individual in connection with any claim made against the Committee or such individual, or in which the Committee or such individual may be involved by reason of being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

Section 9.11        Abstention by Interested Member.

Any member of the Committee who is also a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits under the Plan, unless an abstention would render the Committee incapable of acting on the matter.

Section 9.12        Use of Electronic Media to Provide Notices and Make Elections.

Pursuant to Treasury Regulation Section 1.401(a)-21, the Plan may elect to use electronic media to provide notices required to be provided to Participants under the Plan and will accept elections from Participants communicated to the Plan using such electronic media.

SECTION 10
Rules Governing Benefit Claims

Section 10.01     Claim for Benefits.

Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for benefits with the Committee on a form provided by the Committee.  The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin.  If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed by Section 7 of the Plan.

Section 10.02     Notification by Committee.

Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied.  If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(a)	each specific reason for the denial;

(b)	specific references to the pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(d)	an explanation of the claims review procedures set forth in Section 10.03 of the Plan.

Section 10.03     Claims Review Procedure.

Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination.  In connection with his appeal, the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy.  Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

SECTION 11
The Trust

Section 11.01      Creation of Trust Fund.

All amounts received under the Plan from an Employer and investments shall be held in a Trust Fund pursuant to the terms of this Plan and the Trust Agreement.  The benefits described in this Plan shall be payable only from the assets of the Trust Fund.  Neither the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, nor the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

Section 11.02      Company Stock and Other Investments.

The Trust Fund held by the Trustee shall be divided into Company Stock and investments other than Company Stock.  The Trustee shall have no investment responsibility for the portion of the Trust Fund consisting of Company Stock, but shall accept any Employer contributions made in the form of Company Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Company Stock in accordance with the instructions of the Committee.

Section 11.03      Acquisition of Company Stock.

From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Company Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan.  The Trustee shall pay for such Company Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 9.03(d) of the Plan.  The Committee may direct the Trustee to finance the acquisition of Company Stock through an Acquisition Loan subject to the provisions of Section 4.03 of the Plan.

Section 11.04      Participants’ Option to Diversify.

The Committee shall establish a procedure under which each Participant may, during the first five years of a certain six-year period, elect to have up to 25 percent of the value of his Accounts committed to alternative investment options within an “Investment Fund.”  For the sixth year in this period, the Participant may elect to have up to 50 percent of the value of his Accounts committed to other investments.  The six-year period shall begin with the Plan Year following the first Plan Year in which the Participant has both reached age 55 and completed 10 years of participation in the Plan; a Participant’s election to diversify his Accounts must be made within the 90-day period immediately following the last day of each of the six Plan Years.  The Committee shall see that the Investment Fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code.  The Committee may, in its discretion, permit a transfer of a portion of the Participant’s Accounts to the Equitable Bank Retirement Plan in order to satisfy this Section 11.04, provided such investments comply with Section 401(a)(28)(B) of the Code and such transfer is not otherwise prohibited under the Code or ERISA.  The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this Section 11.04.

SECTION 12
Adoption, Amendment and Termination

Section 12.01     Adoption of Plan by Other Employers.

With the consent of the Bank, any entity may become a participating Employer under the Plan by:

(a)	taking such action as shall be necessary to adopt the Plan;

(b)	becoming a party to the Trust Agreement establishing the Trust Fund; and

(c)	executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.

Section 12.02     Adoption of Plan by Successor.

In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement.  Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective.  If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

Section 12.03      Plan Adoption Subject to Qualification.

Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits.  In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure qualification under Section 401(a) of the Code.  If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code either as originally adopted or as amended, each Employer’s contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated.  In the event that this Plan is amended after its initial qualification, and the Plan, as amended, is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure approval of the amendment under Section 401(a) of the Code.

Section 12.04      Right to Amend or Terminate.

(a)
The Bank intends to continue this Plan as a permanent program.  However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers.

(b)
No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.  Except as is required for purposes of compliance with the Code or ERISA, neither the provisions of Section 5.04 relating to the crediting of contributions, forfeitures and shares of Company Stock released from the Loan Suspense Account, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months.  Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation.  Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan and the Committee’s instructions.

(c)	In the event of a Change in Control, the Plan shall be terminated and allocations made to Participants in accordance with the provisions of Section 5.08 of the Plan.

SECTION 13
General Provisions

Section 13.01     Nonassignability of Benefits.

The interests of Participants and other persons entitled to benefits under the Plan shall not be subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated, pledged, encumbered, sold, or transferred.  The prohibitions set forth in this Section 13.01 shall also apply to any judgment, decree, or order (including approval of a property or settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a domestic relations order, unless such judgment, decree or order is determined to be a “qualified domestic relations order” as defined in Section 414(p) of the Code.

Section 13.02      Limit of Employer Liability.

The liability of the Employers with respect to Participants and other persons entitled to benefits under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4 of the Plan.

Section 13.03      Plan Expenses.

All expenses incurred by the Committee or the Trustee in connection with administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer.

Section 13.04      Nondiversion of Assets.

Except as provided in Sections 5.05 and 12.03 of the Plan, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

Section 13.05      Separability of Provisions.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 13.06     Service of Process.

The agent for the service of process upon the Plan shall be the Chairman of the Board of the Bank and the Trustee, or such other person as may be designated from time to time by the Bank.

Section 13.07     Governing Law.

The Plan is established under, and its validity, construction and effect shall be governed by the laws of the State of New York, to the extent those laws are not preempted by federal law, including the provisions of ERISA.

Section 13.08     Special Rules for Persons Subject to Section 16(b) Requirements.

Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan.  In addition, any person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 Act receiving a distribution of Company Stock from the Plan must hold such Company Stock for a period of six months, commencing with the date of distribution.  However, this restriction will not apply to Company Stock distributions made in connection with death, retirement, Disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

Section 13.09      Military Service.

Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and Service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

Section 13.10      Minimum Distribution Requirements.

General Rules

1.1           Precedence.  The requirements of this Section 13.10 will take precedence over any inconsistent provisions of the Plan.

1.2           Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.3           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

Time and Manner of Distribution.

1.1           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

1.2           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in the adoption agreement,

distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(b)
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 1.2, other than section 1.2(a), will apply as if the surviving spouse were the Participant.

1.3           Forms of Distribution.  All distributions under this Plan will be made in a single lump sum.

Required Minimum Distributions During Participant’s Lifetime.

1.1           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year; or

1.2           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Required Minimum Distributions After Participant’s Death.

1.1           Death On or After Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

1.	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3.
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’ death, reduced by one for each subsequent year.

(b)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

1.2           Death Before Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary.  Except as provided in the adoption agreement, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in this Section.

(b)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this section will apply as if the surviving spouse were the Participant.

Definitions.

Designated beneficiary.  The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

Participant’s account balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

SECTION 14
Top-Heavy Provisions

Section 14.01     Top-Heavy Provisions.

(a)
Key employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer or a 1% owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)
Determination of present values and amounts.  This subsection (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Participants as of the distribution date.

(i)
Distributions during year ending on the Determination Date.  The present values of accrued benefits and the amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for “1-year period.”

(ii)
Participants not performing services during the year ending on the Determination Date.  The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

Section 14.02      Plan Modifications Upon Becoming Top-Heavy.

(a)
Minimum Accruals.  Section 5.04 of the Plan will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is a non-Key Employee (as defined under Section 416(i)(1) of the Code), and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of:

(i)	three percent (3%) of his Compensation for the Plan Year; and

(ii)	a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that Key Employee’s Compensation.

(b)
The preceding provision will remain in effect for the period in which the Plan is top-heavy.  If, for any particular year thereafter, the Plan is no longer top-heavy, the provisions contained in this Section 14.02 shall cease to apply, except that any previously vested portion of any Account balance shall remain nonforfeitable.

(c)
If the Employer maintains a qualified plan in addition to this plan and more than on such plan is determined to be top-heavy, a minimum contribution or a minimum benefit shall be provided in one of such other plans, including a plan that consists solely of cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.